Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-162138) and Form S-8 (File No. 333-149997 and 333-162544) of ProUroCare Medical Inc. of our report dated March 31, 2010, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern and appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2009.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
March 31, 2010